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ENERSYS
AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS
UNDER THE
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
THIS AWARD AGREEMENT FOR EMPLOYEES – RESTRICTED STOCK UNITS (this “Agreement”), dated as of _____, ____, is between ENERSYS, a Delaware corporation (the “Company”), and the individual identified on the signature page hereof (the “Participant”).
BACKGROUND
A.Participant is currently an employee of the Company or one of its Subsidiaries.
B.The Company desires to (i) provide Participant with an incentive to remain in the employ of the Company or one of its Subsidiaries, and (ii) increase Participant’s interest in the success of the Company by granting restricted stock units (the “Restricted Stock Units”) to Participant to acquire shares of Common Stock (“Shares”) upon the satisfaction of the terms and conditions set forth in this Agreement.
C.This grant of the Restricted Stock Units is (i) made pursuant to the EnerSys Amended and Restated 2017 Equity Incentive Plan (the “Plan”); (ii) made subject to the terms and conditions of this Agreement and Appendix A; (iii) made in the sole discretion of the Company’s Compensation Committee; and(iv) the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Restrictive Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted in the past. These Restricted Stock Units shall not be construed or interpreted in anyway as a component of Participant’s base salary for services performed on the behalf of the Company, and Company employees are not required, as a condition of their employment, to accept any Restricted Stock Units stated herein. Unless otherwise defined in this Agreement, any capitalized terms in this Agreement shall have the meaning ascribed to such terms in the Plan.
AGREEMENT
NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, agree as follows:
1.Definitions; Incorporation of Plan Terms. Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Plan. This Agreement and the Restricted Stock Units shall be subject to the Plan. The terms of the Plan and the Background provisions of this Agreement are hereby incorporated into this Agreement by reference and made a part hereof as if set forth in their entirety in this Section 1. If there is a conflict or an inconsistency between the Plan and this Agreement, the Plan shall govern; except that in the event such a conflict or inconsistency relates to the prohibitions in Section 4 of this Agreement, then the definitions in this Agreement shall control.
“Competitive Product or Service” means the design, manufacture, importing, development, distribution, marketing, or sale of:
(a)    motive power batteries, chargers, products, and accessories (including, without limitation, batteries, chargers and accessories for industrial forklift trucks, other materials handling equipment, transportation applications, and other electric powered vehicles or machinery, as well as any software or technology related thereto), and each and every component thereof;
(b)    reserve power batteries, chargers, products, and accessories (including, without limitation, standby batteries and power supply equipment for wireless and wireline
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telecommunications applications, such as central telephone exchanges, microwave relay stations, and switchgear and other instrumentation control systems and those used in utility industries, uninterruptible power supplies and other applications requiring stored energy solutions including medical, aerospace and defense systems, and outdoor equipment enclosure solutions, as well as any software or technology related thereto), and each and every component thereof;
(c)    stationary and DC power systems, battery management systems, power control systems, stored energy solutions, renewable energy power systems, energy pipelines, maintenance services, applications for computer and computer-controlled systems, specialty power applications, software monitoring and control systems, and any products, accessories, software, technology, consulting services and/or turnkey services relating thereto (including the design, engineering, installation or service thereof), including each and every component thereof; and/or
(d)    any other product, service, software, or technology development of any kind or type that the Company or any of its Subsidiaries or Affiliates (i) now makes, designs, manufactures, imports, develops, distributes, markets, researches or sells, or (ii) makes, designs, manufactures, imports, develops, distributes, markets, researches or sells at any time during Participant’s employment with the Company and/or any of its Subsidiaries, such as, for example, lithium-ion, nickel-zinc cells or batteries, enclosures or lithium products, including but not limited to those used in space, defense, medical, transportation, industrial, or other stored energy solution applications, and/or hydrogen fuel cells.
“Competitor” means Participant or any other person or organization engaged in (or about to become engaged in) research or development, production, marketing, leasing, selling, or servicing of a Competitive Product or Service.
“Confidential Information” means information that is created and used in the Company’s business (or that of any of its Subsidiaries) and which is not generally known by the public, including but not limited to: trade secrets proprietary or customized software and databases; manufacturing processes and methods, product formulas, research and development; new product plans; the Company’s confidential records (or those of any of its Subsidiaries) pertaining to its existing or potential customers, including key customer contact information, contract terms and related information; confidential business opportunities; merger or acquisition activity (including targets, opportunities, or prospects); confidential information regarding suppliers or vendors, including key supplier or vendor contact information, contract terms and related information; strategies for advertising and marketing; confidential business processes and strategies, including training, policies and procedures; personnel composition (wages, specialization, etc.); financial and revenue data and reports, including pricing, quoting and billing methods; and any other business information that the Company and/or any of its Subsidiaries maintain as confidential. Participant specifically understands and agrees that the term Confidential Information also includes all confidential information of a third party that may be communicated to, acquired by, learned of, or developed by Participant in the course of or as a result of Participant’s employment with the Company and/or any of its Subsidiaries. Confidential Information does not include information that is or may become known to Participant or to the public from sources outside the Company and/or any of its Subsidiaries and through means other than a breach of this Agreement or disclosed by Participant after written approval from the Company.
“Customer” means any person(s) or entity(ies) that, within twenty-four (24) months prior to the Last Day (defined below), Participant, directly or Indirectly (e.g., through employees whom Participant supervised): (a) provided products or services in connection with the Company’s business (or that of any of its Subsidiaries); and/or (b) provided written proposals concerning receiving products or services from the Company (and/or any of its Subsidiaries).
“Indirectly” means that Participant shall not assist others in performing business activities that Participant is prohibited from engaging in directly under this Agreement.
“Last Day” means Participant’s last day of employment with the Company and/or its Subsidiaries regardless of the reason for Participant’s separation, including voluntary or involuntary. It does not
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encompass Participant’s direct employment between Company Subsidiaries and/or Affiliates. As set forth below, such movement shall be deemed as unbroken and as continued employment under this Agreement and these covenants.
“Restricted Geographic Area” means the territory (i.e.: (i) country(ies), (ii) state(s), (iii) county(ies), or (iv) city(ies)) in which, during the twenty-four (24) months prior to the Last Day, Participant: (a) provided services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised, directly or Indirectly, the servicing activities), and/or (b) solicited Customers or otherwise sold products or services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised, directly or Indirectly, the solicitation or servicing activities related to such Customers).
“Restricted Period” means the period of Participant’s employment with the Company and/or any of its Subsidiaries and a period twelve (12) months after the Last Day. Participant recognizes that this durational term is reasonably and narrowly tailored to the Company’s legitimate business interest and need for protection with each position Participant holds at the Company and/or any of its Subsidiaries.
“Trade Secret” means information defined as a trade secret under applicable state law or the Defend Trade Secrets Act of 2016.
“Wrongful Competition” means  except as modified by the Wrongful Competition and/or Wrongful Solicitation Exceptions): During the Restricted Period and within the Restricted Geographic Area, Participant shall not, directly or Indirectly, perform the same or similar responsibilities Participant performed for the Company and/or any of its Subsidiaries during the twenty-four (24) months prior to the Last Day in connection with a Competitive Product or Service. Notwithstanding the foregoing, Participant may accept employment with a Competitor whose business is diversified, provided that: (a) Participant shall not be engaged in working on or providing Competitive Products or Services or otherwise use or disclose Confidential Information or Trade Secrets; and (b) the Company receives written assurances from the Competitor and Participant that are satisfactory to the Company that Participant shall not work on or provide Competitive Products or Services, or otherwise use or disclose Confidential Information or Trade Secrets. In addition, nothing in this Agreement is intended to prevent Participant from investing Participant’s funds in securities of a person engaged in a business that is directly competitive with the Company if the securities of such a person are listed for trading on a registered securities exchange or actively traded in an over-the-counter market and Participant’s holdings represent less than one percent (1%) of the total number of outstanding shares or principal amount of the securities of such a person.
Wrongful Solicitation” means (except as modified by the Wrongful Competition and/or Wrongful Solicitation Exceptions):
i.With respect to the nonsolicitation and non-inducement of Customers:  During the Restricted Period and in connection with a Competitive Product or Service, Participant shall not directly or Indirectly: (i) solicit or attempt to solicit any Customer; or (ii) induce or encourage any Customer to terminate a relationship with the Company and/or any of its Subsidiaries or otherwise to cease accepting services or products from the Company and/or any of its Subsidiaries; and/or
ii.With respect to the non-solicitation and noninducement of employees:  During the Restricted Period, Participant shall not directly or Indirectly: (i) solicit, recruit, encourage (or attempt to solicit, recruit or encourage), or by assisting others in soliciting, recruiting or encouraging, any Company employees or former employees (or those of any of Company’s Subsidiaries) with whom Participant worked, had business contact, or about whom Participant gained non-public or Confidential Information (“Employees or Former Employees”); (ii) contact or communicate with Employees or Former Employees for the purpose of inducing, assisting, encouraging and/or facilitating them to terminate their employment with the Company and/or any of its Subsidiaries or find employment or work with another person or entity; (iii) provide or pass along to any person or entity the name, contact and/or background information about any
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Employees or Former Employees or provide references or any other information about them; (iv) provide or pass along to Employees or Former Employees any information regarding potential jobs or entities or persons for which to work, including but not limited to job openings, job postings, or the names or contact information of individuals or companies hiring people or accepting job applications; and/or (v) offer employment or work to any Employees or Former Employees. For purposes of this covenant, “Former Employees” shall refer to employees who are not employed by the Company and/or any of its Subsidiaries at the time of the attempted recruiting or hiring, but were employed by or working for the Company and/or any of its Subsidiaries in the three (3) months prior to the time of the attempted recruiting or hiring and/or interference; and/or
iii.With respect to the non-interference of vendors and suppliers:  During the Restricted Period, Participant shall not directly or Indirectly interfere with the Company’s relationships (or that of any of its Subsidiaries) with its vendors or suppliers in any way that would impair the Company’s relationship (or that of any of its Subsidiaries) with such vendors or suppliers, including by reducing, diminishing or otherwise restricting the flow of supplies, services or goods from the vendors or suppliers to the Company and/or any of its Subsidiaries.
“Wrongful Competition and/or Wrongful Solicitation Exceptions” mean:

(a)State of Washington Exceptions.  If any Participant is employed in the State of Washington: (a) all references to “the Company” shall be replaced with “Employer”; and (b) any section in this Agreement that is determined to be a non-competition covenant under Washington law for Washington-based employees is only effective and enforceable once Participant earns more than the annual statutory compensation minimum, on an annualized basis, for the enforcement of non-competition covenants as found in Title 49 RCW.  Participant further agrees that all terms of this Agreement that are determined to be non-solicitation agreements under applicable Washington law shall be enforceable regardless of how much Participant earns in compensation.  The annual statutory compensation minimum for the enforcement of non-competition covenants shall not affect the enforceability of any other term of this Agreement.  Further, Participant acknowledges and agrees that no term of this Agreement shall be deemed a non-competition covenant if this Agreement is entered into by a person purchasing or selling the goodwill of a business or otherwise acquiring or disposing of an ownership interest.
(b)This definition of “Restricted Geographic Area” is amended for any Washington-based Participant:
“Restricted Geographic Area” means the territory in which, during the twenty-four (24) months prior to the Last Day, Participant: (a) provided services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised the servicing activities), and/or (b) solicited Customers or otherwise sold products or services on behalf of the Company and/or any of its Subsidiaries (or in which Participant supervised the solicitation or servicing activities related to such Customers).  “

(c)General Exceptions. Participant understands that Participant’s non-compete and/or non-solicitation obligations in this Agreement shall not apply to Participant if Participant is covered under applicable state or local law prohibiting non-competes or non-solicits, including on the basis of Participant’s income at the time of enforcement. Examples of such prohibitions include, but are not limited to: California (Wrongful Competition and Wrongful Solicitation), the District of Columbia (Wrongful Competition), Illinois (low wage), Maryland (low wage), Oklahoma
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(wrongful competition), North Dakota (Wrongful Competition and Wrongful Solicitation), Rhode Island (low wage), and Virginia (low wage).
2.Grant of Restricted Stock Units.

(i)Subject to the provisions of this Agreement and pursuant to the provisions of the Plan, the Company hereby grants to Participant the number of Restricted Stock Units specified on the signature page of this Agreement. The Company shall credit to a bookkeeping account maintained by the Company, or a third party on behalf of the Company, for Participant’s benefit, the number of Restricted Stock Units granted hereunder, each of which shall be deemed to be the equivalent of one Share.
(ii)If the Company declares and pays a dividend or a distribution on Common Stock in the form of cash, then a number of additional Restricted Stock Units shall be credited to Participant as of the payment date for such dividend or distribution equal to the result of dividing (i) the product of the total number of Restricted Stock Units credited to Participant as of the record date for such dividend or distribution (other than previously settled or forfeited Restricted Stock Units) times the per share amount of such dividend or distribution, by (ii) the Fair Market Value of one Share as of the record date for such dividend or distribution. Any Restricted Stock Units credited to Participant under this subsection shall be or become vested or forfeited (as appropriate) to the same extent as the underlying Restricted Stock Units.
(iii)If the Company declares and pays a dividend or distribution on the Common Stock in the form of additional shares, or there occurs a forward split of Common Stock, then a number of additional Restricted Stock Units shall be credited to Participant as of the payment date for such dividend or distribution or forward split equal to (i) the number of Restricted Stock Units credited to Participant as of the record date for such dividend or distribution or split (other than previously settled or forfeited Restricted Stock Units), multiplied by (ii) the number of additional shares actually paid as a dividend or distribution or issued in such split in respect of each outstanding Share. Any Restricted Stock Units credited to Participant under this subsection shall be or become vested or forfeited (as appropriate) to the same extent as the underlying Restricted Stock Unit.
3.Terms and Conditions.
(iv)Vesting. All of the Restricted Stock Units shall initially be unvested. Twenty-five percent (25%) of the Restricted Stock Units (rounded up to the nearest whole number) shall vest on the first anniversary of the date of this Agreement and on each of the next three (3) successive anniversaries thereof (each such anniversary, a “Vesting Date”) unless previously vested or forfeited in accordance with the Plan or this Agreement (the “Normal Vesting Schedule”).
a.Any Restricted Stock Units that fail to vest because the employment condition is not satisfied shall be forfeited, subject to the special provisions set forth in Subsections 3(a)(ii) through 3(a)(iv).
b.If Participant’s employment terminates due to death or Permanent Disability or in the event of a Change in Control where the holders of the Company’s Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, Restricted Stock Units not previously vested shall immediately become vested. With respect to any of the Restricted Stock Units that constitute “deferred compensation” as defined under Code Section 409A, for purposes of this Section 3(a)(ii) and any acceleration of the Restricted Stock Units upon a Change in Control, a Change in Control shall be deemed to occur only if, in addition to the requirements set forth in the
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Plan, the Change in Control also meets the requirements of IRS Reg. §1.409A-3(i)(5), to the extent necessary to avoid the imposition of taxes thereunder.
c.If on or within two years after a Change in Control (other than a Change in Control described in Section 3(a)(ii) above), Participant terminates employment for Good Reason, or is terminated by the Company without Cause, Restricted Stock Units not previously vested shall immediately become vested.
d.In the event of Participant’s Retirement, the Compensation Committee may determine, in its sole discretion, whether and the manner in which Restricted Stock Units not previously vested (or any portion thereof) shall be vested and be settled pursuant to Section 3(d). In the absence of Compensation Committee action, upon such Retirement, the Restricted Stock Units which have not vested as of the date of such termination shall vest pro-rata as of the date of Participant’s Retirement. All such Restricted Stock Units which shall have not vested as a result of such Retirement shall be immediately and automatically forfeited without consideration of any kind and to the extent that the date Participant first becomes eligible for Retirement and the vesting date under this Section 3(a)(iv) are in different tax years, any amount payable under this subsection shall constitute the payment of nonqualified deferred compensation, subject to the requirements of Code Section 409A unless an exemption under the treasury regulations is available.
The number of unvested Restricted Stock Units that shall vest pro-rata upon Retirement (absent action to the contrary by the Compensation Committee) described in the penultimate sentence of the foregoing paragraph of this Section 3(a)(iv) shall be calculated by multiplying (A) the quotient obtained by dividing the number of completed months that Participant was employed by the Company or one of its Subsidiaries since the most recent Vesting Date by 48, by (B) the number of Restricted Stock Units subject to this Agreement.
(v)Restrictions on Transfer. Until the earlier of the applicable vesting date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), or as otherwise provided in the Plan, no transfer of the Restricted Stock Units or any of Participant’s rights with respect to the Restricted Stock Units, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Compensation Committee determines otherwise, upon any attempt to transfer any Restricted Stock Units or any rights in respect of the Restricted Stock Units before the earlier of the applicable vesting date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in Section 3(a)(ii), or the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), such unit, and all of the rights related to such unit, shall be immediately and automatically forfeited by Participant without consideration of any kind.
(vi)Forfeiture. Upon termination of Participant’s employment with the Company or a Subsidiary for any reason other than death, Permanent Disability or one of the reasons set forth in Sections 3(a)(iii) and (iv), Participant shall forfeit any and all Restricted Stock Units which have not vested as of the date of such termination and such units shall revert to the Company without consideration of any kind.
(vii)Settlement. Restricted Stock Units not previously forfeited shall be settled on the earlier of the applicable Vesting Date under the Normal Vesting Schedule, the date of a termination of employment due to death or Permanent Disability, the date of a Change in Control described in
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Section 3(a)(ii), the date of a termination of employment on or within two years after a Change in Control described in Section 3(a)(iii), or, unless otherwise provided by the Compensation Committee, the date of a termination of employment due to Retirement described in Section 3(a)(iv), by delivery of one Share for each Restricted Stock Unit being settled or, if determined by the Compensation Committee in its sole discretion, by a payment of cash equal to the Fair Market Value of one Share.
4.Wrongful Competition and Wrongful Solicitation.
    Participant understands and agrees that Participant shall not engage in Wrongful Competition or Wrongful Solicitation.
5.Confidential Information and Trade Secrets.
(viii)Access and Use.  Participant expressly acknowledges and agrees that, by virtue of Employee’s employment with the Company or a Subsidiary and exercise of Participant’s duties for the Company or a Subsidiary, Participant will have access to and will use certain Confidential Information and Trade Secrets, and that such Confidential Information and Trade Secrets constitute confidential and proprietary business information and/or Trade Secrets of the Company or its Subsidiaries, all of which is the Company’s exclusive property. Accordingly, Participant agrees that Participant shall not, and shall not permit any other person or entity to, directly or Indirectly, without the prior written consent of the Company: (a) use Confidential Information or Trade Secrets for the benefit of any person or entity other than the Company or its Subsidiaries; (b) remove, copy, duplicate or otherwise reproduce any document or tangible item embodying or pertaining to any of the Confidential Information or Trade Secrets, except as required to perform responsibilities for the Company or its Subsidiaries; and (c) while employed and thereafter, publish, release, disclose, deliver or otherwise make available to any third party any Confidential Information or Trade Secrets by any communication, including oral, documentary, electronic or magnetic information transmittal device or media.
(ix)Duration of Confidential Information and Trade Secrets.  This obligation of non-disclosure and non-use shall last so long as the information remains confidential. Participant, however, understands that, if Participant primarily lives and works in any state requiring a temporal limit on non-disclosure clauses, Confidential Information shall be protected for no less than two (2) years following the Last Day. Participant also understands that Trade Secrets are protected by statute and are not subject to any time limits. Participant also agrees to contact the Company before using, disclosing, or distributing any Confidential Information or Trade Secrets if Participant has any questions about whether such information is protected information.
(x)Immunity under the Defend Trade Secrets Act of 2016.  Participant shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a Trade Secret that: (a) is made (i) in confidence to a Federal, State, or local government official, either directly or Indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under said Act.
(xi)Additional Legal Exceptions to Non-Disclosure Obligations.  Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, especially with respect to a Federal or State administrative agency, equivalent State agency, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. With respect to an order of a court of competent jurisdiction, Participant will promptly provide written notice to the General Counsel of
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the Company of any such order. If the Company chooses to seek a protective order or other remedy, Employee will cooperate fully with the Company. If the Company does not obtain a protective order or other remedy or waives compliance with certain provisions of this Agreement, Participant will furnish only that portion of the Confidential Information which, in the written opinion of counsel, is legally required to be disclosed and will use Participant’s best efforts to obtain assurances that confidential treatment will be accorded to such disclosed Confidential Information. In addition, nothing in this Agreement in any way prohibits or is intended to restrict or impede, and shall not be interpreted or understood as restricting or impeding, Participant from exercising Participant’s rights under Section 7 of the National Labor Relations Act or otherwise disclosing information as permitted by law.
(xii)Return of Property. Participant agrees that upon the Last Day (or earlier if requested by the Company) to immediately return to the Company all property and information belonging to the Company or its Subsidiaries (in electronic or hard-copy form). Participant shall also disclose to Company any passwords for Participant’s computer or other access codes for anything associated with Participant’s employment with the Company and/or its Subsidiaries, and shall not delete or modify any property prior to its return to the Company. Participant also shall provide the Company with access to any personal computer, tablet, phone, external hard drives, flash drives, cloud-based storage platforms, or any other personal device or storage location with Company information, whether or not such information is designated as confidential or proprietary, so that Company may remove or delete any Company information.
6.Taxes.
(xiii)This Section 6(a) applies only to (a) all Participants who are U.S. employees, and (b) to those Participants who are employed by a Subsidiary of the Company that is obligated under applicable local law to withhold taxes with respect to the settlement of the Restricted Stock Units. Such Participant shall pay to the Company or a designated Subsidiary, promptly upon request, and in any event at the time Participant recognizes taxable income, or withholding of employment taxes is required, with respect to the Restricted Stock Units, an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Stock Units. Participant may satisfy the foregoing requirement by making a payment to the Company in cash or, in accordance with rules and regulations promulgated by the Compensation Committee, by delivering already owned unrestricted Shares or by having the Company withhold a number of Shares in which Participant would otherwise become vested under this Agreement, in each case, having a value equal to the maximum amount of tax permitted to be withheld that will not result in adverse financial accounting consequences to the Company. Such shares shall be valued at their fair market value on the date as of which the amount of tax to be withheld is determined.
(xiv)Participant acknowledges that the tax laws and regulations and financial accounting principles and guidance applicable to the Restricted Stock Units and the disposition of the shares following the settlement of Restricted Stock Units are complex and subject to change.
7.Securities Laws Requirements. The Company shall not be obligated to transfer any shares following the settlement of Restricted Stock Units to Participant free of a restrictive legend if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).
8.No Obligation to Register. The Company shall be under no obligation to register any shares as a result of the settlement of the Restricted Stock Units pursuant to the Securities Act or any other federal or state securities laws.
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9.Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act for such period as the Company or its underwriters may request (such period not to exceed 180 days following the date of the applicable offering), Participant shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any of the Restricted Stock Units granted under this Agreement or any shares resulting the settlement thereof without the prior written consent of the Company or its underwriters.
10.Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Stock Units by any holder thereof in violation of the provisions of this Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any shares resulting from the settlement of Restricted Stock Units on its books nor will any of such shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce such provisions.
11.Rights as a Stockholder. Participant shall not possess the right to vote the shares underlying the Restricted Stock Units until the Restricted Stock Units have been settled in accordance with the provisions of this Agreement and the Plan.
12.Survival of Terms. This Agreement shall apply to and bind Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors. The terms of Sections 4-6,12, 13, 15, 17-21 and 23 shall expressly survive the forfeiture of the Restricted Stock Units and the termination of this Agreement.
13.Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to Participant, to Participant’s attention at the mailing address set forth on the signature page of this Agreement (or to such other address as Participant shall have specified to the Company in writing) and, if to the Company, to the Company’s office at 2366 Bernville Road, Reading, Pennsylvania 19605, Attention: General Counsel (or to such other address as the Company shall have specified to Participant in writing). All such notices shall be conclusively deemed to be received and shall be effective, if sent by hand delivery, upon receipt, or if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.
14.Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.
15.Authority of the Administrator. The Compensation Committee shall have full authority to interpret and construe the terms of the Plan and this Agreement, including but not limited to making all determinations regarding eligibility, vesting, forfeiture and the calculation of the number of Restricted Stock Units awarded or credited under this Agreement. The determination of the Compensation Committee as to any such matter of interpretation, construction or calculation shall be final, binding and conclusive.
16.Representations. Participant has reviewed with Participant’s own tax advisors the applicable tax (U.S., foreign, state, and local) consequences of the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Participant understands that Participant (and not the Company) shall
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be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement.
17.Investment Representation. Participant hereby represents and warrants to the Company that Participant, by reason of Participant’s business or financial experience (or the business or financial experience of Participant’s professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect Participant’s own interests in connection with the transactions contemplated under this Agreement.
18.Relief, Remedies and Enforcement.  Participant acknowledges and agrees that a breach of any provision of this Agreement by Participant will cause serious and irreparable injury to the Company that will be difficult to quantify and that money damages alone shall not adequately compensate the Company. In the event of a breach or threatened or intended breach of this Agreement by Participant, the Company shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach. Participant further agrees that should Participant breach this Agreement, the Company will be entitled to any and all other legal or equitable remedies available to it. Participant shall also pay the Company all reasonable costs and attorneys’ fees the Company incurred because of Participant’s breach of any provisions of this Agreement.
19.Entire Agreement; Language; Governing Law. This Agreement and the Plan and the other related agreements expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Notwithstanding the foregoing, Participant will continue to be bound by all prior agreements Participant entered into with the Company relating to confidentiality, trade secrets, wrongful competition, wrongful solicitation, and restrictive covenants (“Prior Restrictive Agreements”). This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement. This Agreement has been prepared in English and may be translated into one or more other languages. If there is a discrepancy between or among any of these versions, the English version shall prevail. Unless otherwise restricted by applicable law, this Agreement may be executed electronically. Subject to the following exceptions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, USA, other than its conflicts of laws principles:
(xv)State of Washington Choice of Law/Venue. For Participants employed by the Company in the State of Washington, the Wrongful Competition and Wrongful Solicitation covenants in this Agreement shall be construed according to the laws of the State of Washington, and any action arising out of or relating to those covenants may only be brought and prosecuted in the courts of the State of Washington or in the United States District Court for the Western District of Washington.
(xvi)State of California Choice of Law/Venue. For Participants employed by the Company in the State of California, the Wrongful Competition and Wrongful Solicitation covenants in this Agreement shall be construed according to the laws of the State of California, and any action arising out of or relating to this Agreement may only be brought and prosecuted in the courts of the State of California or in the United States District Court for the Northern District of California.
20.Severability and Reformation. The parties hereto recognize that the laws and public policies of various jurisdictions may differ as to the validity and enforceability of covenants similar to those set forth herein. It is the intention of the parties that the provisions hereof be enforced to the fullest extent permissible under the laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such laws or policies) of any provisions hereof shall
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not render unenforceable, or impair, the remainder of the provisions hereof. Accordingly, if at the time of enforcement of any provision hereof, a court of competent jurisdiction holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope, or geographic area reasonable under such circumstances will be substituted for the stated period, scope or geographical area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and geographical area permitted by law. Furthermore, if any such restriction is held to be void but would be valid if part of the wording (including in particular, but without limitation, the definitions) were deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid or effective.
21.Amendments; Construction. The Compensation Committee may amend the terms of this Agreement prospectively or retroactively at any time, but (unless otherwise provided under Section 18 of the Plan) no such amendment shall impair the rights of Participant hereunder without Participant’s consent. To the extent the terms of Section 4 conflict with any prior agreement between the parties related to such subject matter, the terms of Section 4, to the extent more restrictive, shall supersede such conflicting terms and control. Headings to Sections of this Agreement are intended for convenience of reference only, are not part of this Agreement and shall have no effect on the interpretation hereof.
22.Acceptance. Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. Participant has read and understands the terms and provisions thereof, and accepts the shares of Restricted Stock Units subject to all the terms and conditions of the Plan and this Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Compensation Committee upon any questions arising under this Agreement.
23.Miscellaneous.
(xvii)No Rights to Grants or Continued Employment. Participant acknowledges that the award granted under this Agreement is not an employment right, and is being granted at the sole discretion of the Compensation Committee. Participant shall not have any claim or right to receive grants of Restricted Stock Units or other awards under the Plan. Neither the Plan nor this Agreement, or any action taken or omitted to be taken hereunder or thereunder, shall be deemed to create or confer on Participant any right to be retained as an employee of the Company or any Subsidiary or other Affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Affiliate or Subsidiary thereof to terminate the employment of Participant at any time.
(xviii)Unfunded Plan. No Participant and no beneficiary or other persons claiming under or through Participant, shall have any right, title, or interest by reason of any award under the Agreement to any particular assets of the Company or any Subsidiary or other Affiliate, or any Common Stock allocated or reserved for the purposes of this Agreement or subject to any Option as set forth herein. The Company shall not be required to establish any fund or make any other segregation of assets to assure satisfaction of the Company’s obligations under the Agreement or Plan.
(xix)No Restriction on Right of Company to Effect Corporate Changes. Neither the Plan nor this Agreement shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred, or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the assets or business of the Company, or any other corporate act or proceeding, whether of a similar character or otherwise.
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(xx)Assignment. The Company shall have the right to assign any of its rights, and by accepting these Restricted Stock Units, Participant hereby consents to an assignment. The Company shall have the right to delegate any of its duties under this Agreement to any of its Affiliates. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the Company (including any person or entity which acquires all or substantially all of the assets of the Company).
(xxi)Adjustments. The Restricted Stock Units shall be adjusted or terminated as contemplated by Section 16(a) of the Plan, including, in the discretion of the Compensation Committee, rounding to the nearest whole number of Restricted Stock Units or Shares, as applicable.
(xxii)Clawback Policy. The Restricted Stock Units, and any cash or Shares delivered upon settlement of the Restricted Stock Units shall be subject to the terms of the clawback policy adopted by the Board of Directors (as such policy may be amended from time-to-time). Each payment in settlement of the Restricted Stock Units will be delivered as described above and taxable upon delivery in accordance with applicable tax law, but for purposes of California Labor Code Section 221, and any successor provision, will not be considered “wages” and will not be considered “earned” until the end of the second complete calendar year following delivery of the payment. For purposes of the foregoing, Participant expressly and explicitly authorizes the Company to issue instructions, on Participant's behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold Participant's Shares, and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company.
24.Code Section 409A. Notwithstanding anything in this Agreement to the contrary, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that Participant undergo a “separation from service” within the meaning of Treas. Reg. § 1.409A-1(h) or any successor thereto. In addition, if a Participant is deemed to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B), then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Code Section 409A(a)(2)(B), such payment or benefit shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of Participant's “separation from service” (as such term is defined in Treas. Reg. § 1.409A-1(h)), or (ii) the date of Participant's death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments and benefits delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein.
25.Survival.  All wrongful competition, wrongful solicitation, and confidential information/trade secret obligations in this Agreement shall survive the Last Day and the termination or expiration of this Agreement, and no dispute regarding any other provisions of this Agreement or regarding Participant’s employment or the termination of Participant’s employment shall prevent the operation and enforcement of these obligations.
26.Transfer of Employment.  In the event of a transfer of Participant’s employment between Company affiliates, this Agreement shall continue in effect. The succeeding Company affiliate shall succeed to all rights of the prior Company affiliate under this Agreement, including the right to enforce this Agreement (so long as this Agreement has not otherwise been superseded).
27.Electronic Signature.  Participant agrees that the Company may enforce this Agreement with a copy for which Participant has provided an electronic signature, and that such electronic signature may be satisfied by procedures that the Company or a third party designated by the Company has established or may establish for an electronic signature system, and Participant’s electronic signature
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shall be the same as, and shall have the same force and effect as, Participant’s written signature. By electronically accepting this Agreement, Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
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THIS AGREEMENT SHALL BE NULL AND VOID AND UNENFORCEABLE BY THE PARTICIPANT UNLESS SIGNED AND DELIVERED TO THE COMPANY NOT LATER THAN THIRTY (30) DAYS SUBSEQUENT TO THE DATE OF GRANT SET FORTH BELOW.
BY SIGNING THIS AGREEMENT, THE PARTICIPANT IS HEREBY CONSENTING TO THE USE AND TRANSFER OF THE PARTICIPANT’S PERSONAL DATA BY THE COMPANY TO THE EXTENT NECESSARY TO ADMINISTER AND PROCESS THE AWARDS GRANTED UNDER THIS AGREEMENT.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and Participant has executed this Agreement, both as of the day and year first above written.

ENERSYS

By:
Name:	David M. Shaffer
Title:	President & Chief Executive Officer

PARTICIPANT

Name:
Address:

Date of Grant: _______________

Number of Restricted Stock Units: ________

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APPENDIX A
to
Award Agreement for Employees – Restricted Stock Units
Under the Amended and Restated 2017 Equity Incentive Plan
This Appendix A contains supplemental terms and conditions for awards of Restricted Stock Units granted as of the Date of Grant set forth in the Agreement under the Amended and Restated 2017 Equity Incentive Plan to Participants who reside outside the United States or who are otherwise subject to the laws of a country other than the United States.
Participant has also received the Agreement applicable to the Restricted Stock Units set forth therein. The Agreement, together with this Appendix A and the Plan are the terms and conditions of the grant of Restricted Stock Units set forth in the Agreement. To the extent that this Appendix A amends, deletes or supplements any terms of the Agreement, this Appendix A shall control. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Agreement.
Section I of this Appendix A contains special terms and conditions that govern the Restricted Stock Units outside of the United States. Section II of this Appendix A contains special terms and conditions that govern the Restricted Stock Units in all countries, excluding Bulgaria, Czech Republic, France, Germany, Italy, Netherlands, Poland, Switzerland and the United Kingdom. Section III of this Appendix A contains special terms and conditions that govern the Restricted Stock Units in Bulgaria, Czech Republic, France, Germany, Italy, Netherlands, Poland, Switzerland and the United Kingdom. Section IV of this Appendix A includes special terms and conditions in the specific countries listed therein.
This Appendix A may also include information regarding exchange controls, taxation of awards and certain other issues of which Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, tax and other laws concerning Restricted Stock Units in effect as of March 1, 2021. Such laws are often complex and change frequently; the information may be out of date at the time Participant vests in the Restricted Stock Units or sell Shares acquired under the Plan. As a result, the Company strongly recommends that Participant should not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan.
In addition, this Appendix A is general in nature, does not discuss all of the various laws, rules and regulations which may apply to Participant’s particular situation and the Company does not assure Participant of any particular result. Accordingly, Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in Participant’s country apply to Participant’s specific situation.
Finally, if Participant is a citizen or resident of a country other than the one in which Participant is currently working, transferred employment after the Restricted Stock Units were granted or is considered a resident of another country for local law purposes, the information contained herein may not be applicable to Participant in the same manner. In addition, the Company shall, in its sole discretion, determine to what extent the terms and conditions contained herein will apply under these circumstances.
Section I.     All Countries Outside the United States
1.    Nature of Grant. In accepting the Restricted Stock Units, Participant acknowledges that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
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(b)the grant of the Restricted Stock Units is voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, or benefits in lieu of Restricted Stock Units, even if Restricted Stock Units have been granted repeatedly in the past;
(c)all decisions with respect to future grants, if any, will be at the sole discretion of Company;
(d)Participant is voluntarily participating in the Plan;
(e)the Restricted Stock Units and the underlying Shares subject to the Restricted Stock Units are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or any Subsidiary or Affiliate, and which is outside the scope of Participant’s employment contract, if any;
(f)the Restricted Stock Units and the underlying Shares subject to the Restricted Stock Units are not intended to replace any pension rights, if any, or compensation;
(g)the Restricted Stock Units and the underlying Shares subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Subsidiary or Affiliate;
(h)the grant of the Restricted Stock Units and Participant’s participation in the Plan will not be interpreted to form an employment contract or relationship with the Company or any Subsidiary or Affiliate;
(i)the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(j)if Participant obtains Shares upon settlement of Participant’s Restricted Stock Units, the value of those shares acquired may increase or decrease in value;
(k)in consideration of the grant of the Restricted Stock Units, no claim or entitlement to compensation or damages shall arise from forfeiture of the Restricted Stock Units resulting from termination of Participant’s employment with the Company or any Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and Participant irrevocably releases the Company, the Subsidiaries and the Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, Participant will be deemed irrevocably to have waived Participant’s entitlement to pursue such claim;
(l)in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s right to vest in the Restricted Stock Units under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); the Compensation Committee shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s Restricted Stock Units;
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(m)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan, or Participant’s acquisition or sale of Common Stock;
(n)Participant is hereby advised to consult with Participant’s personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan;
(o)unless otherwise provided in the Plan or by the Company in its discretion, the Restricted Stock Units and the benefits evidenced by this Agreement do not create any entitlement to have the Restricted Stock Units or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and
(p)neither the Company, any Subsidiary nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to Participant pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares acquired upon settlement.
2.    Payment of Taxes. The following provisions supplement Section 6 of the Agreement entitled “Taxes.”
(a)Regardless of any action the Company or the Subsidiary/Affiliate that employs Participant (the “Employer”) takes with respect to any or all income tax, Participant’s portion of social insurance, payroll tax, payment on account or other tax-related items related to Participant’s participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.
(b)Participant further acknowledges that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant of the Restricted Stock Units, the issuance of Shares upon vesting/settlement of the Restricted Stock Units, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends or dividend equivalents; and (2) do not commit to, and are under no obligation to, structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.
(c)Further, if Participant becomes subject to tax in more than one jurisdiction between the Date of Grant and the date of any relevant taxable event, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(d)Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (1) withholding in Shares to be issued or cash distributed upon vesting/settlement of the Restricted Stock Units; (2) withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; (3) withholding from the proceeds of the sale of Shares acquired upon vesting/settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization).
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(e)To avoid negative accounting treatment, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant shall be deemed to have been issued the full number of Shares subject to the vested Restricted Stock Units, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.
(f)Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with this obligation.
3.    Insider Trading Restrictions/Market Abuse Laws. Participant acknowledges that, depending on Participant’s country of residence (and country of employment, if different), Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect Participant’s ability to acquire or sell Shares or rights to Shares (e.g., Restricted Stock Units) under the Plan during such times as Participant is considered to have “inside information” (as defined by the laws in the applicable country). The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. Participant personally is responsible for ensuring compliance with any applicable restrictions and should consult with Participant’s personal legal advisor for additional information about any applicable restrictions and Participant’s obligations.
4.    Foreign Asset/Account and Exchange Control Reporting. Participant’s country of residence (and country of employment, if different) may have certain exchange controls and foreign asset and/or account reporting requirements which may affect Participant’s ability to purchase or hold Shares under the Plan or receive cash from Participant’s participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country of residence (and country of employment, if different). Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country of residence (and country of employment, if different). Further, Participant may be required to repatriate the Shares or proceeds acquired as a result of participating in the Plan to Participant’s country of residence (and country of employment, if different) through a designated bank/broker and/or within a certain time. Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
5.    Compliance Obligations and Cooperation. As a condition to the grant of the Restricted Stock Units, Participant agrees to repatriate all payments attributable to the Shares and/or cash acquired under the Plan in accordance with local foreign exchange rules and regulations in Participant’s country of residence (and country of employment, if different). In addition, Participant also agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates and Subsidiaries and/or the Employer, as may be required to allow the Company and its Affiliates and Subsidiaries or the Employer to comply with local laws, rules and regulations in Participant’s country of residence (and country of employment, if different). Finally, Participant agrees to take any and all actions as may be required to comply with Participant’s personal obligations under local laws, rules and regulations in Participant’s country of residence (and country of employment, if different).
6.    Language. Participant acknowledges that Participant is sufficiently proficient in English, or, alternatively, Participant acknowledges that Participant will seek appropriate assistance, to understand the terms and conditions in the Agreement and Appendix A. Furthermore, if Participant has received the Agreement, Appendix A or any other document related to the Plan
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translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
7.    Foreign Asset/Account Reporting. Please be aware that Participant’s country of employment and/or residency may have certain foreign asset and/or account reporting requirements which may affect Participant's ability to acquire or hold Shares under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside Participant’s country of employment and/or residency. Participant may be required to report such accounts, assets or transactions to the tax or other authorities in Participant’s country. Participant acknowledges that Participant personally is responsible for being compliant with such regulations, and Participant should consult with Participant’s personal advisor for guidance on Participant's personal reporting obligations.

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Section II.     All Countries Excluding Bulgaria, Czech Republic, France, Germany, Italy, Netherlands, Poland, Switzerland and United Kingdom
Data Privacy Consent.
(a)General. The Company is located at 2366 Bernville Road, Reading, Pennsylvania 19605, United States of America, and grants Restricted Stock Units under the Plan to employees of the Company and its Subsidiaries, at its sole discretion. In conjunction with the Company's grant of Restricted Stock Units under the Plan and its ongoing administration of such Restricted Stock Units, the Company is providing the following information about its data collection, processing and transfer practices. In accepting the grant of the Restricted Stock Units, Participant expressly and explicitly consents to the personal data activities as described herein.

(b)Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about Participant, specifically, Participant's name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Personal Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant's Personal Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company's legal basis for the collection, processing, usage and disclosure of Participant's Personal Data is Participant's consent.

(c)Stock Plan Administration Service Providers. The Company and the Employer transfer Participant's Personal Data to Solium Capital LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Participant's Personal Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for Participant to receive and trade Shares acquired under the Plan. Participant will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of Participant's ability to participate in the Plan.

(d)International Personal Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. Participant should note that Participant's country of residence may have enacted data privacy laws that are different from the United States of America. The Company's legal basis for the transfer of Participant's Personal Data to the United States of America is Participant's consent.

(e)Voluntariness and Consequences of Consent, Denial or Withdrawal. Participant's participation in the Plan and Participant's grant of consent hereunder is purely voluntary. Participant may deny or withdraw Participant’s consent at any time. If Participant does not consent, or if Participant later withdraws Participant’s consent, Participant may be unable to participate in the Plan. This would not affect Participant's existing employment or salary; instead, Participant merely may forfeit the opportunities associated with participation in the Plan.

(f)Personal Data Retention. Participant understands that Participant's Personal Data will be held only as long as is necessary to implement, administer and manage the Restricted Stock Units and Participant's participation in the Plan. When the Company no longer needs Participant's
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Personal Data, the Company will remove it from its systems. If the Company retains Participant's Personal Data longer, it would be to satisfy the Company's legal or regulatory obligations and the Company's legal basis would be for compliance with applicable laws, rules and regulations.

(g)Personal Data Subject Rights. Participant understands that Participant may have the right under applicable law to (i) access or copy Participant's Personal Data that the Company possesses, (ii) rectify incorrect Personal Data concerning Participant, (iii) delete Participant's Personal Data, (iv) restrict processing of Participant's Personal Data, or (vi) lodge complaints with the competent supervisory authorities in Participant's country of residence. To receive clarification regarding these rights or to exercise these rights, Participant can contact the Company's Legal Department at legal@enersys.com.
Section III.    Bulgaria, Czech Republic, France, Germany, Italy, Netherlands, Poland, Switzerland and United Kingdom
Data Privacy Notice.
(a)General. The Company is located at 2366 Bernville Road, Reading, Pennsylvania 19605, United States of America, and grants Restricted Stock Units under the Plan to employees of the Company and its Subsidiaries, at its sole discretion. In conjunction with the Company's grant of Restricted Stock Units under the Plan and its ongoing administration of such Restricted Stock Units, the Company is providing the following information about its data collection, processing and transfer practices, which Participant should carefully review.

(b)Data Collection, Processing and Usage. The Company and the Employer will collect, process and use certain personal information about Participant, specifically, Participant's name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Restricted Stock Units or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant's favor (“Personal Data”), for the exclusive purpose of implementing, administering and managing the Plan. Participant's Personal Data also may be disclosed to certain securities or other regulatory authorities where the Company’s securities are listed or traded or regulatory filings are made. The Company's legal basis for the collection, processing, usage and disclosure of Participant's Personal Data is to satisfy its contractual obligations under the terms of the Agreement and Appendix A, and to comply with applicable laws, rules and regulations.

(c)Stock Plan Administration Service Providers. The Company and the Employer transfer Participant's Personal Data to Solium Capital LLC, a broker firm/third party service provider based in the United States of America and engaged by the Company to assist with the implementation, administration and management of awards granted under the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share Participant's Personal Data with another company that serves in a similar manner. The Stock Plan Administrator will open an account for Participant to receive and trade Shares acquired under the Plan. Participant will be asked to agree to separate terms and data processing practices with the Stock Plan Administrator, which is a condition of Participant's ability to participate in the Plan.

(d)International Personal Data Transfers. The Company and the Stock Plan Administrator are based in the United States of America. Participant should note that Participant's country of residence may have enacted data privacy laws that are different from the United States of America.
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The Company's legal basis for the transfer of Participant's Personal Data to the United States of America is to satisfy its contractual obligations under the terms and conditions of the Agreement and Appendix A.

(e)Personal Data Retention. Participant understands that Participant's Personal Data will be held only as long as is necessary to implement, administer and manage the Restricted Stock Units and Participant's participation in the Plan. When the Company no longer needs Participant's Personal Data, the Company will remove it from its systems. If the Company retains Participant's Personal Data longer, it would be to satisfy the Company's legal or regulatory obligations and the Company's legal basis would be for compliance with applicable laws, rules and regulations.

(f)Personal Data Subject Rights. Participant understands that Participant may have the right under applicable law to (i) access or copy Participant's Personal Data that the Company possesses, (ii) rectify incorrect Personal Data concerning Participant, (iii) delete Participant's Personal Data, (iv) restrict processing of Participant's Personal Data, or (vi) lodge complaints with the competent supervisory authorities in Participant's country of residence. To receive clarification regarding these rights or to exercise these rights, Participant can contact the Company's Legal Department at legal@enersys.com.

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Section IV.    Country-Specific Provisions
Argentina
Securities Law Information. Neither the Restricted Stock Units nor the underlying Shares shall be publicly offered or listed on any stock exchange in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores or “CNV”). The offer is private and not subject to the supervision of any Argentine governmental authority. Neither this nor any other offering material related to the Restricted Stock Units or the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Restricted Stock Units under the Plan do so according to the terms of a private offering made from outside Argentina.
Australia
Compliance with Law. Notwithstanding anything to the contrary in the Agreement or the Plan, Participant shall not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (the “Act”), any other provision of that Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits.
Australian Offer Document. The Restricted Stock Units are granted pursuant to the Australian Offer Document and the grant is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order 14/1000. Participation in the Plan and the Restricted Stock Units granted under the Plan are subject to the terms and conditions stated in the Australian Offer Document, in addition to the Plan and the Agreement.
Tax Information. The Plan is a plan to which Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) applies (subject to the conditions in that Act).
Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD 10,000 and international fund transfers. The Australian bank assisting with the transactions will file the report on Participant’s behalf. If an Australian bank is not involved in the transfer, Participant personally will have to file the report. Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
Austria
Exchange Control Information. If Participant holds securities (including Shares acquired under the Plan) or cash (including proceeds from the sale of Shares) outside of Austria, Participant may be required to report certain information to the Austrian National Bank if certain thresholds are exceeded. Specifically, if Participant is an Austrian resident and holds securities outside of Austria, reporting requirements will apply if the value of such securities meets or exceeds (i) €30,000,000 as of the end of any calendar quarter, or (ii) €5,000,000 as of December 31. Further, if Participant holds cash in accounts outside of Austria, monthly reporting requirements will apply if the aggregate transaction volume of such cash accounts meets or exceeds €10,000,000.
Brazil
Labor Law Policy and Acknowledgment. By accepting the Restricted Stock Units, Participant agrees that (i) Participant is making an investment decision, (ii) the Shares will be issued to Participant only if the vesting conditions are met and (iii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.
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Compliance with Law. By accepting the Restricted Stock Units, Participant agrees to comply with applicable Brazilian laws and to report and pay applicable Tax-Related Items associated with the vesting of the Restricted Stock Units or the subsequent sale of the Shares acquired under the Plan.
Foreign Asset/Account Reporting Information. If Participant is resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than US$100,000 (US$1,000,000 as of January 1, 2021). Quarterly reporting is required if such amount exceeds US$100,000,000. Assets and rights that must be reported include Shares acquired under the Plan.
Tax on Financial Transactions (IOF). Payments to foreign countries, repatriation of funds into Brazil, and the conversion of BRL into USD associated with such fund transfers, may be subject to the Tax on Financial Transaction. It is Participant’s personal responsibility to comply with any applicable Tax on Financial Transaction arising from participation in the Plan. Participant should consult with Participant’s personal tax advisor for additional details.
Bulgaria
Exchange Control Information. If Participant is a Bulgarian resident, Participant will be required to file statistical forms with the Bulgarian National Bank annually regarding receivables in Participant’s foreign bank accounts as well as securities held abroad (e.g., Shares acquired under the Plan) if the total sum of all such receivables and securities equals or exceeds BGN50,000 as of the previous calendar year-end. The reports are due by March 31. Participant understands that Participant should contact Participant’s bank in Bulgaria for additional information regarding these requirements.
Foreign Asset/Account Reporting Notification. Participant is required to report the acquisition of Shares under the Plan on Participant’s annual tax return in the year of acquisition and in each subsequent annual tax return for as long as Participant holds the Shares.
Canada
Restricted Stock Units Payable Only in Shares. Notwithstanding anything in the Agreement or the Plan to the contrary, Participant’s Restricted Stock Units shall be settled in Shares only (and many not be settled in cash).
Termination of Employment. For purposes of the Agreement, Participant’s employment or service will be considered terminated as of the earlier of: (a) the date Participant terminates employment; (b) the date Participant receives notice of termination; or (c) the date on which Participant is no longer actively employed by or actively providing services, regardless of any notice period or period of pay in lieu of such notice required under applicable law (including, but not limited to, statutory law, regulatory law and/or common law). The Committee shall have the exclusive discretion to determine when Participant’s employment or service is terminated for purposes of the Agreement (including whether Participant may still be considered to be providing service while on a leave of absence).
Securities Law Notification. Participant is permitted to sell Shares acquired under the Plan through the designated broker appointed under the Plan, if any, provided that the resale of such shares takes place outside of Canada through the facilities of a national securities exchange on which the shares are listed (i.e., The New York Stock Exchange).
English Language Consent for Participants in Quebec. To the extent Participant resides in Quebec, the parties acknowledge that it is their express wish that the Plan, the Agreement and this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
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Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Plan, Agreement and Appendix A»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Foreign Asset/Account Reporting Information. Participant may be required to report Participant’s foreign specified property on Form T1135 (Foreign Income Verification Statement) if the total cost of Participant’s foreign specified property exceeds C$100,000 at any time during the year. Foreign specified property includes cash held outside of Canada, Shares acquired under the Plan and Restricted Stock Units. Unvested Restricted Stock Units must be reported (generally, at nil cost) on Form T1135 if the C$100,000 cost threshold is exceeded due to other foreign specified property Participant holds. The Form T1135 must be filed by April 30 of the following year. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares.  The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if Participant owns other shares of the same company, this ACB may have to be averaged with the ACB of the other shares. Participant should consult with Participant’s personal tax advisor to determine Participant’s personal reporting requirements.
China
Restricted Stock Units Payable Only in Cash. Notwithstanding anything in the Agreement or the Plan to the contrary, any Restricted Stock Units shall be settled solely by means of a cash payment made directly to Participant by the Affiliate in China that employs Participant. The grant of Restricted Stock Units does not provide any right for Participant to receive Shares.
Czech Republic
Exchange Control Information. The Czech National Bank may require Participant to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. However, because exchange control regulations change frequently and without notice, Participant should consult with Participant’s legal advisor prior to the sale of Shares to ensure compliance with current regulations. It is Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor the Employer will be liable for any resulting fines or penalties.
France
Nature of Restricted Stock Units. The Restricted Stock Units are not granted under the French specific regime provided by Articles L. 225-197-1 to L. 225-197-6 of the French commercial code.
English Language Consent. The parties acknowledge that it is their express wish that the Plan, the Agreement and this Appendix A, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention («Plan, Agreement and Appendix A»), ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.
Exchange Control Information. The value of any cash or securities imported to or exported from France without the use of a financial institution must be reported to the customs and excise authorities when the value of such cash or securities is equal to or greater than a certain amount. Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
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Foreign Asset/Account Reporting Information. French residents holding cash or Shares outside of France must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on form No. 3916, together with their income tax return. Failure to complete this reporting triggers penalties for the resident.
Germany
Exchange Control Information. Cross-border payments in connection with the purchase or sale of securities in excess of EUR 12,500 must be reported monthly by accessing the electronic General Statistics Reporting Portal (Allgemeines Meldeportal Statistik) via the Bundesbank’s website (www.bundesbank.de). Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
Foreign Asset/Account Reporting Information. German residents holding Shares must notify their local tax office of the acquisition of Shares when they file their tax returns for the relevant year if (i) the value of the Shares acquired exceeds €150,000 and Participant owns 1% or more of the total Shares of the Company, or (ii) in the unlikely event that the resident holds Shares exceeding 10% of the Company’s total Shares.
India
Restricted Stock Units Payable Only in Cash. Notwithstanding anything in the Agreement or the Plan to the contrary, any Restricted Stock Units shall be settled solely by means of a cash payment made directly to Participant by the Affiliate in India that employs Participant. The grant of Restricted Stock Units does not provide any right for Participant to receive Shares.
Exchange Control Information. Participant must repatriate to India the proceeds from the sale of shares acquired at vesting and any dividends received in relation to the shares within 90 days after receipt. Participant must obtain evidence of the repatriation of funds in the form of a foreign inward remittance certificate (the “FIRC”) from the bank where Participant deposited the foreign currency. Participant must retain the FIRC in Participant’s records to present to the Reserve Bank of India or Participant’s Employer in the event that proof of repatriation is requested. Participant personally is responsible for ensuring compliance with the local exchange control rules and should consult with Participant’s personal legal advisor for additional information about such rules and obligations.
Foreign Assets Reporting Information. Participant is required to declare Participant’s foreign bank accounts and any foreign financial assets (including Shares held outside India) in Participant’s annual tax return. Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
Italy
Plan Document Acknowledgment. In accepting the grant of Restricted Stock Units, Participant acknowledges that Participant has received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety, and fully understand and accept all provisions of the Plan and the Agreement. Participant further acknowledges that Participant has read and specifically and expressly approves the following Sections in the Agreement and Appendix A:
Section 3 (Terms and Conditions)
Section 4 (Wrongful Competition and Wrongful Solicitation)
Section 5 (Confidential Information and Trade Secrets)
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Section 17 (Investment Representation)
Section 19 (Entire Agreement; Language; Governing Law)
Section 23(f) (Clawback Policy)
Appendix A, Section I (Nature of Grant)
Appendix A, Section I (Payment of Taxes)
Appendix A, Section III (Data Privacy Notice)
Foreign Asset/Account Reporting Information.  If Participant is an Italian resident and, during any fiscal year, holds investments or financial assets outside of Italy (e.g., cash, Shares) which may generate income taxable in Italy, Participant is required to report such investments or assets on Participant’s annual tax return (on UNICO Form, RW Schedule, or on a special form if Participant is not required to file a tax return). These reporting obligations will apply to Participant if Participant is the beneficial owner of foreign financial assets under Italian money laundering provisions. Further, the value of the financial assets held outside of Italy (including Shares) by Italian residents is subject to a foreign asset tax. The taxable amount will be the fair market value of the financial assets (i.e., Shares acquired under the Plan) assessed at the end of the calendar year.
Malaysia
Director Notification Obligation. If Participant is a director of a Malaysian Subsidiary or Affiliate, Participant is subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Subsidiary or Affiliate in writing when Participant receives or dispose of an interest (e.g., an award under the Plan or Shares) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.
Insider-Trading Information. Participant should be aware of the Malaysian insider-trading rules, which may impact Participant’s acquisition or disposal of Shares or rights to Shares under the Plan. Under the Malaysian insider-trading rules, Participant is prohibited from acquiring or selling Shares or rights to Shares (e.g., an award under the Plan) when Participant is in possession of information which is not generally available and which Participant knows or should know will have a material effect on the price of Shares once such information is generally available.
Mexico
Nature of Grant. The following provisions supplement Section I (Nature of Grant) of this Appendix A:
Acknowledgment of the Grant. In accepting the Restricted Stock Units, Participant acknowledges that Participant has received a copy of the Plan and the Agreement, including this Appendix A, and that Participant has reviewed the Plan and the Agreement, including this Appendix A, in its entirety and fully understand and accept all provisions of the Plan and the Agreement, including this Appendix A. Participant further acknowledges that Participant has read and specifically and expressly approve the terms and conditions of Section I (Nature of Grant) of this Appendix A, in which the following is clearly described and established:
Participant’s participation in the Plan does not constitute an acquired right.
The Plan and Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis.
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Participant’s participation in the Plan is voluntary.
Neither the Company nor any Subsidiary or Affiliate is responsible for any decrease in the value of the Restricted Stock Units granted and/or the shares issued under the Plan.
Securities Law Information. The Restricted Stock Units and the Shares offered under the Plan have not been registered with the National Register of Securities maintained by the Mexican National Banking and Securities Commission and cannot be offered or sold publicly in Mexico.  In addition, the Plan, the Agreement and any other document relating to the Restricted Stock Units may not be publicly distributed in Mexico. These materials are addressed to Participant only because of Participant's existing relationship with the Company and the Subsidiary in Mexico that employs Participant, and these materials should not be reproduced or copied in any form. The offer contained in these materials does not constitute a public offering of securities but rather constitutes a private placement of securities addressed specifically to individuals who are present employees of the Subsidiary in Mexico made in accordance with the provisions of the Mexican Securities Market Law, and any rights under such offering shall not be assigned or transferred.
Labor Law Acknowledgment and Policy Statement. In accepting the Restricted Stock Units, Participant expressly recognizes that the Company, with registered offices at 2366 Bernville Road, Reading, Pennsylvania 19605, United States of America, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of shares does not constitute an employment relationship between Participant and the Company since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is EnerSys de Mexico, S.A. de CV, Powersonic, S.A. de CV or Yecoltd, S de R.L. de CV (each, a “Mexican Subsidiary”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from participation in the Plan do not establish any rights between Participant and Participant’s employer, a Mexican Subsidiary, and do not form part of the conditions of Participant’s employment and/or benefits provided by such Mexican Subsidiary, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.
Participant further understands that Participant’s participation in the Plan is a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue Participant’s participation in the Plan at any time, without any liability to Participant.
Finally, Participant hereby declares that Participant does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or any benefits derived from the Plan; therefore, Participant grants a full and broad release to the Company, its shareholders, officers, agents, legal representatives, and subsidiaries with respect to any claim that may arise.
Spanish Translation.
Reconocimiento de la subvención. Al aceptar el fuentes, el participante reconoce que el participante ha recibido una copia del plan y el acuerdo, incluyendo este apéndice a, y que el participante ha revisado el plan y el acuerdo, incluyendo este apéndice a, en su totalidad y comprender y aceptar plenamente todas las disposiciones del plan y del acuerdo, incluido el presente Apéndice A. El participante reconoce además que el participante ha leído y aprobado expresa y explícitamente los términos y condiciones de la sección I (naturaleza de la concesión) del presente apéndice a, en el que se describen y establecen claramente los siguientes:
(1)    la participación del participante en el plan no constituye un derecho adquirido.
(2)    el plan y la participación del participante en el plan son ofrecidos por la compañía sobre una base totalmente discrecional.
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(3)    la participación del participante en el plan es voluntaria.
(4)    ni la compañía ni ningún subsidiario o afiliado es responsable de cualquier disminución
Reconocimiento de la ley laboral y declaración de política. Al aceptar el fuentes, el participante reconoce expresamente que la compañía, con domicilio social en 2366 BERNVILLE Road, Reading, Pennsylvania 19605, Estados Unidos de América, es el único responsable de la administración del plan y que el La participación del participante en el plan y la adquisición de acciones no constituye una relación de empleo entre usted y la empresa, ya que el participante participa en el plan de manera totalmente comercial y el único empleador del participante es EnerSys de México, s.a. de CV, PowerSonic, s.a. de CV o Yecoltd, S de R.L. de CV (cada una, una "filial mexicana"). Basándose en lo anterior, el participante reconoce expresamente que el plan y los beneficios que el participante puede derivar de la participación en el plan no establecen ningún derecho entre el participante y el empleador del participante, una filial mexicana, y no forman parte de las condiciones del empleo del participante y/o los beneficios proporcionados por dicha filial mexicana, y cualquier modificación del plan o su terminación no constituirá un cambio o deterioro de los términos y condiciones del Empleo.
El participante entiende además que la participación del participante en el plan es el resultado de una decisión unilateral y discrecional de la compañía; por lo tanto, la compañía se reserva el derecho absoluto de enmendar y/o suspender la participación del participante en el plan en cualquier momento, sin ninguna responsabilidad para con el participante.
Por último, el participante declara que el participante no se reserva a sí mismo ninguna acción o derecho de presentar reclamación alguna contra la compañía por cualquier indemnización o daño relacionado con cualquier disposición del plan o cualquier beneficio derivado del plan; por lo tanto, el participante otorga una liberación completa y amplia a la compañía, sus accionistas, oficiales, agentes, representantes legales y subsidiarias con respecto a cualquier reclamación que pueda surgir.
Netherlands
Waiver of Termination Rights. Participant waives any and all rights to compensation or damages as a result of any termination of employment for any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) Participant’s ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.
Poland
Exchange Control Information. Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland on transactions and balances of the securities and cash deposited in such accounts if the value of such securities and cash (when combined with all other assets held abroad) exceeds PLN 7,000,000. If required, the reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland. If Participant transfers funds in excess of €15,000 into Poland in connection with the sale of Shares under the Plan, the funds must be transferred via a bank account. Participant is required to retain the documents connected with a foreign exchange transaction for a period of five (5) years, as measured from the end of the year in which such transaction occurred. If Participant holds Shares acquired under the Plan and/or maintain a bank account abroad, Participant will have reporting duties to the National Bank of Poland. Participant personally is responsible for ensuring compliance with any applicable reporting obligations and should consult with Participant’s personal legal advisor for additional information about such obligations.
Singapore
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Sale Restriction. Participant expressly agrees that any Shares received upon vesting will not be offered for sale or sold in Singapore prior to the six (6) month anniversary of the Date of Grant, unless such sale or offer in is made after pursuant to the exemption under Part XIII Division (1) Subdivision (4) (other than Section 280) of the SFA (Chapter 289, 2006 Ed.) or pursuant to, and in accordance with the conditions of, any other applicable provision(s) of the SFA.
Securities Law Information. The grant of the Restricted Stock Units is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses will not apply. Participant should note that the Restricted Stock Units are subject to section 257 of the SFA and Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Restricted Stock Units in Singapore, unless such sale or offer is made (a) after six months from the Date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.
Director Notification Obligation. If Participant is a director, alternate director, substitute director or shadow director of the Company’s Singapore Subsidiary or Affiliate, Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Company’s Singapore Subsidiary or Affiliate in writing when Participant receives an interest (e.g., Options or Shares) in the Company or any Subsidiary or Affiliate. This notification must be made (a) within two (2) business days of acquiring or disposing of any interest in the Company or any Subsidiary or Affiliate, or becoming a director, associate director or shadow director, whichever occurs last, and (b) upon any change in a previously disclosed interest (e.g., sale of Shares issued upon exercise and settlement of the Options).
Sweden
No country-specific provisions.
Switzerland
Securities Law Information. The Restricted Stock Units are not intended to be publicly offered in or from Switzerland. Because the offer of the Restricted Stock Units is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units or the Plan (a) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company or Employer or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA).
Turkey
Securities Law Notification. Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the New York Stock Exchange, which is located outside Turkey, under the ticker symbol “ENS” and Shares acquired under the Plan may be sold through this exchange.
Exchange Control Notification. Turkish residents are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through a financial intermediary licensed in Turkey.
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Therefore, Participant may be required to appoint a Turkish broker to assist Participant with the sale of the Shares acquired under the Plan.
U.S. Virgin Islands
No country-specific provisions.
United Kingdom
Restricted Stock Units Payable Only in Shares. Notwithstanding anything in the Agreement or the Plan to the contrary, Participant’s Restricted Stock Units shall be settled in Shares only (and many not be settled in cash).
Tax Withholding. The following provision supplements Section I (Payment of Taxes) of this Appendix A:
Participant expressly agrees that Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Employer and/or by Her Majesty’s Revenue & Customs (“HRMC”) (or any other tax authority or any other relevant authority). Participant also hereby agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay on Participant’s behalf to HMRC (or any other tax authority or any other relevant authority).
Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) and the indemnification of the Company and the Employer is viewed as a loan, Participant will be ineligible for such a loan to cover income tax. In the event that Participant is a director or executive officer and income taxes are not collected from or paid by Participant within ninety (90) days after the end of the tax year in which the event giving rise to the income tax obligation arose, the amount of any uncollected income tax may constitute a benefit to Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. Participant acknowledges that Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying the Company or the Employer (as applicable) for any employee NICs due on this additional benefit which may be recovered from Participant by the Company or the Employer at any time thereafter by any of the means referred to herein.
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